Report of Independent Registered Public Acc ounting Firm

To the Shareholders and Board of Directors of Federated Income Securities Trust:

In planning and performing our audit of the f inancial statements of Federated Enhanced
Treasury Income Fund (one of the portfolios c onstituting Federated Income Securities
Trust) (the ?Fund?) as of and for the year en ded November 30, 2015, in accordance with the standards of the Public Company Accountin g Oversight Board (United States), we considered the Fund?s internal control over f inancial reporting, including controls over safeguarding securities, as a basis for design ing our auditing procedures for the purpose of expressing our opinion on the financial s tatements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund?s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible f or establishing and maintaining effective internal control over financial reporting.
 In fulfilling this responsibility, estimate s and judgments by management are required to asse ss the expected benefits and related costs of controls. A company?s internal control ov er financial reporting is a process designed to provide reasonable assurance regarding the re liability of financial reporting and the preparation of financial statements for exte rnal purposes in accordance with generally accepted accounting principles. A company?s internal control over financial reporting includes those policies and procedures that (
1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly refl ect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally
accepted accounting principles, and that rec eipts and expenditures of the company are being made only in accordance with authoriz ations of management and directors of the company; and (3) provide reasonable assuran ce regarding prevention or timely detection of unauthorized acquisition, use or disposit ion of a company?s assets that could have a material effect on the financial statements.

Because of its inherent limitations, interna l control over financial reporting may not prevent or detect misstatements. Also, proje ctions of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financ ial reporting exists when the design or operation of a control does not allow manage ment or employees, in the normal course of performing their assigned functions, to prev ent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a com bination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material





misstatement of the company?s annual or inte rim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund?s internal con trol over financial reporting was for the limited purpose described in the first para graph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards
established by the Public Company Accountin g Oversight Board (United States).
However, we noted no deficiencies in the Fu nd?s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of N ovember 30, 2015.

This report is intended solely for the infor mation and use of management and the Board of Trustees of the Fund and the Securities a nd Exchange Commission and is not intended to be and should not be used by anyone othe r than these specified parties.


      Ernst & Young LLP

Boston, Massachusetts
January 25, 2016